UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:

March 30, 2007

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Compensatory Arrangements.

Performance Goals for 2007 under the 2002 Mattel Incentive Plan.

On March 26, 2007, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Mattel, Inc. (“Mattel”) established performance goals for 2007 under the 2002 Mattel Incentive Plan (the “MIP”).

Certain employees of Mattel and its subsidiaries are eligible for annual cash incentive compensation under the MIP. The performance objectives used to determine payments under the MIP may be based on one or more of a variety of different financial business criteria with respect to (1) Mattel, (2) Mattel’s worldwide operations, regional operations, country specific operations and/or subsidiaries, business units, affiliates, corporations, divisions, groups, functions or employees and/or (3) Mattel’s brands, groups of brands or specific brands. In the first quarter of each year, Mattel’s Compensation Committee establishes the performance goals that must be achieved for that year in order for annual incentive payments to be made. The performance goals for named executive officers are based on objective formulae or standards, as required to qualify for the exception from Internal Revenue Code Section 162(m) for performance-based compensation. For other employees, the Compensation Committee has the discretion to establish performance goals based on other standards, including individual performance goals, business and personal contributions and management discretion.

On March 26, 2007, the Compensation Committee established performance goals and formulae for the year 2007 under the MIP. These goals and formulae were based on the following criteria for the following named executive officers: (a) the overall corporate financial performance of Mattel and achievement of objectively measurable strategic initiatives, for each of the following officers: Robert A. Eckert, Chairman and Chief Executive Officer; Kevin M. Farr, Chief Financial Officer; and Thomas A. Debrowski, Executive Vice President, Worldwide Operations; (b) the overall corporate financial performance of Mattel, the financial performance of the Mattel Girls & Boys Brands and Fisher-Price Brands business units and achievement of objectively measurable strategic initiatives, for Neil B. Friedman, President, Mattel Brands; and (c) the overall corporate financial performance of Mattel, the financial performance of the International division and the Mattel Girls & Boys Brands and Fisher-Price Brands business units and achievement of objectively measurable strategic initiatives, for Bryan G. Stockton, Executive Vice President, International. The performance goals with respect to the overall corporate financial performance of Mattel are based upon net operating profit after taxes less a capital charge. The performance goals with regard to the financial performance of each of the Mattel Girls & Boys Brands and Fisher-Price Brands business units are based on the business unit’s U.S. operating profit less an inventory charge and the business unit’s international operating profit at planned overhead less an inventory charge. The performance goals with regard to the financial performance of the International division are based on international operating profit less a working capital charge. The performance goals, including the financial performance goals and the objectively measurable strategic initiatives, involve confidential trade secrets or confidential commercial or financial information, the disclosure of which would result in competitive harm to Mattel.

At the time they were set, all of the 2007 performance goals were substantially uncertain to be achieved. The goals were set at threshold, target and maximum levels. The threshold-level goals can be characterized as “stretch but attainable,” while the target and maximum goals represent increasingly challenging levels of performance. For 2007, the maximum amounts that named executive officers are eligible to receive under the MIP range from 90% to 200% of base salary.

In determining the performance goals and award levels for each named executive officer for 2007 under the MIP, the Compensation Committee reviewed competitive data regarding annual incentive levels, relied upon the advice of the Compensation Committee’s independent compensation consultant and exercised its business judgment.

Non-Employee Director Compensation.

At its meeting on March 26, 2007, the Compensation Committee received input from its independent compensation consultant with regard to the compensation of Mattel’s non-employee directors. The independent compensation consultant presented recommendations to the Compensation Committee with regard to adjustments to non-employee director compensation to reflect current competitive market conditions. After discussing these recommendations with the consultant, changes were approved to non-employee director compensation. Specifically, the annual retainer paid to non-employee directors for service on the Mattel Board of Directors was increased from $50,000 per year to $65,000 per year. An updated summary of non-employee director compensation is filed herewith as Exhibit 99.0, and this description of non-employee director compensation is qualified in its entirety by reference to such summary.

Amendments to Grant Agreements for Certain Non-Employee Directors

As previously reported, on May 19, 2005, Mattel made a regular Annual Grant of restricted stock units (RSUs) to each non-employee director, including Mr. Beard and Mr. Vogelstein pursuant to the Mattel, Inc. 2005 Equity Compensation Plan (the “2005 Plan”). Pursuant to a mandatory retirement provision in the Mattel Board of Directors Amended and Restated Guidelines on Corporate Governance, Messrs. Beard and Vogelstein will be required to retire from the Board on the date of the 2007 Annual Meeting of Stockholders, May 18, 2007. Mr. Beard and Mr. Vogelstein have each completed more than five years of service on the Board and are over age 55, entitling them to be treated as retirees under the 2005 Plan. The intent of the RSU grant agreements was to provide outside directors with vesting at annual intervals in connection with annual meetings of stockholders. However, because the date of the 2007 Annual Meeting is slightly before the second anniversary of the 2005 Annual Meeting, the mandatory retirement of Messrs. Vogelstein and Beard would cause an unintended and arbitrary result pursuant to the existing vesting schedules in the grant agreements. This is because the grant agreements provide for vesting for Retirees to occur on the first anniversary and second anniversary of the grant date, and thus a slight change to the Annual Meeting date from year to year can have unintended results with regard to whether RSUs vest or not. To correct these unintended and arbitrary results, and to more closely reflect the intention of vesting in annual intervals corresponding to annual meetings, Mattel is amending the 2005 RSU grant agreements for Messrs. Beard and Vogelstein to provide for vesting as follows: In the case of a severance as a result of the holder’s death, disability or retirement that occurs on or after the day immediately preceding the first annual meeting of Mattel’s stockholders that occurs after the grant date, one-half of the RSUs will vest as of the date of the severance, and in the case of a severance that occurs as a result of the holder’s death, disability or retirement that occurs on or after the day immediately preceding the second annual meeting of Mattel’s stockholders that occurs after the grant date, the RSUs will vest as of the date of severance. The form of amendment is filed herewith as Exhibit 99.1, and this description of the amendment is qualified in its entirety by reference to such form of amendment.

Mattel has also adopted a form of amendment to grant agreements for non-qualified stock option (“NQSO”) grants to Mr. Beard and Mr. Vogelstein to permit them to transfer stock options as gifts to certain family members in connection with their mandatory retirement from the Board. The form of this amendment is filed herewith as Exhibit 99.2, and this description of the amendment is qualified in its entirety by reference to such form of amendment.

Messrs. Beard and Vogelstein recused themselves from the discussion and approval of the amendments to their grant agreements.

Consent of Neil B. Friedman to Transfer of Principal Place of Employment

Pursuant to the Executive Employment Agreement between Mattel and Neil B. Friedman, President, Mattel Brands, dated January 31, 2000 and effective as of April 1, 1999, as amended, Mr. Friedman may have “Good Reason” to terminate his employment with Mattel if Mattel transfers him outside of the greater New York, New York area without his express written consent. Mr. Friedman has given his express written consent for transfer of his principal place of employment from the greater New York, New York area to the greater Los Angeles, California area, in exchange for the following: a payment in cash sufficient to provide Mr. Friedman with $500,000 after taxes, to be paid to Mr. Friedman not later than 30 days after the close of escrow on his purchase of a residence in the Los Angeles area; and monthly payments sufficient to provide Mr. Friedman with $5,000 per month after taxes, to be paid to Mr. Friedman monthly for 36 months beginning with the month during which escrow closes on his purchase of a residence in the Los Angeles area. The monthly payments will cease if Mr. Friedman does not remain employed by Mattel with his principal place of employment in the Los Angeles area. In considering this issue, the Compensation Committee received advice from its independent compensation consultant and took into account anticipated expenses associated with Mr. Friedman’s relocation and purchase of a residence in the Los Angeles area. A copy of the letter agreement between Mattel and Mr. Friedman on this subject is filed herewith as Exhibit 99.3, and this description is qualified in its entirety by reference to such letter agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired: None

(b) Pro forma financial information: None

(c) Shell company transactions: None

(d) Exhibits:

Exhibit No.	Exhibit Description
99.0*	Mattel, Inc. Summary of Compensation of the Non-Employee Members of the Board of Directors

Exhibit No.	Exhibit Description
99.1*	Form of Second Amendment to Grant Agreement for Restricted Stock Units (“RSUs”) under the Mattel, Inc. 2005 Equity Compensation Plan (the “2005 Plan”) – for Eugene P. Beard and John L. Vogelstein

99.2*	Form of Amendment to Grant Agreements for Non-Qualified Stock Options (“NQSOs”) under the Amended and Restated Mattel 1996 Stock Option Plan (the “1996 Plan”) and the 2005 Plan – for Eugene P. Beard and John L. Vogelstein

99.3*	Neil B. Friedman - Consent to Transfer of Principal Place of Employment pursuant to Executive Employment Agreement.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/s/ Robert Normile
Robert Normile
Senior Vice President, General Counsel and Secretary

Dated: March 30, 2007